Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-19011, No. 333-71373, No. 333-42276, No. 333-45534, No. 333-73652, and No. 333-89176), and on Form S-3 (No. 333-123902, No. 333-102244, No. 333-76432, No. 333-69652, No. 333-33612, No. 333-89257, No. 333-84587, No. 333-81311, No. 333-76395, No. 333-79753 and No. 333-119645) of Microvision, Inc. of our report dated March 29, 2005 relating to the financial statements of Lumera Corporation which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington
April 27, 2005